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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Hypertension Diagnostics, Inc. for the registration of 175,000 units and 175,000 Class A Redeemable Warrants and to the incorporation by reference therein of our report dated August 16, 1999, with respect to the financial statements of Hypertension Diagnostics, Inc. included in its Annual Report on Form 10-KSB for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
September 27, 2000